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                                                                    EXHIBIT 10.3

                          AMENDMENT #2 TO THE
           RETIREMENT PENSION PLAN FOR EMPLOYEES OF TRANS-LUX
       CORPORATION AND CERTAIN OF ITS SUBSIDIARIES AND/OR AFFILIATES

PREAMBLE

1.    Adoption and effective date of amendment
      ----------------------------------------

This amendment of the Retirement Pension Plan for Employees of Trans-Lux Corporation and Certain of Its Subsidiaries and/or Affiliates is adopted to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA"). This amendment is intended as good faith compliance with the requirements of EGTRRA and is to be construed in accordance with EGTRRA and guidance issued thereunder. Except as otherwise provided, this amendment shall be effective as of the first day of the first Plan year beginning after December 31, 2001.

2.    Supersession of inconsistent provisions
      ---------------------------------------

This amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this amendment.


SECTION 1.  LIMITATIONS ON BENEFITS

1.  Effective date
    --------------

    This Section shall be effective for limitation years ending after December 31, 2001.

2.  Effect on participants
    ----------------------

    Benefit increases resulting from the increase in the limitations of Section 415(b) of the Code will be provided to all current and former participants (with benefits limited by Section 415(b)) who have an accrued benefit under the Plan immediately prior to the effective date of this Section (other than an accrued benefit resulting from a benefit increase solely as a result of the increases in limitations under Section 415(b)).

3.  Definitions
    -----------

    3.1  Defined benefit dollar limitation

    The "defined benefit dollar limitation" is $160,000, as adjusted, effective January 1 of each year, under Section 415(d) of the Code in such manner as the Secretary shall prescribe, and payable in the form of a straight life annuity. A limitation as adjusted under Section 415(d) will apply to limitation years ending with or within the calendar year for which the adjustment applies.

    3.2  Maximum permissible benefit

    The "maximum permissible benefit" is the lesser of the defined benefit dollar limitation or the defined benefit compensation limitation (both adjusted where required, as provided in (i), and if applicable, in (ii) or
    (iii) below).

    (i) If the participant has fewer than 10 years of participation in the Plan, the defined benefit dollar limitation shall be multiplied by a fraction,
        (A) the numerator of which is the number of years (or part thereof) of participation in the Plan and (B) the denominator of which is 10. In the case of a participant who has fewer than 10 years of service with the employer, the defined benefit compensation limitation shall be multiplied by a fraction, (C) the numerator of which is the number of years (or part thereof) of service with the employer and (D) the denominator of which is 10.

   (ii) If the benefit of a participant begins prior to age 62, the defined benefit dollar limitation applicable to the participant at such earlier age is an annual benefit payable in the form of a straight life annuity beginning at the earlier age that is the actuarial equivalent of the defined benefit dollar limitation applicable to the participant at age 62 (adjusted under (i) above, if required). The defined benefit dollar limitation applicable at an age prior to age 62 is determined as the lesser of (A) the actuarial equivalent (at such age) of the defined benefit dollar limitation computed using the factor specified in Appendix A of the Plan and (B) the actuarial equivalent (at such age) of the defined benefit dollar limitation computed using the factor specified in Appendix A of the Plan or (C) using a 5 percent interest rate and the IRS Mortality Table. In determining actuarial equivalence for this purpose, the mortality decrement will be ignored to the extent that a forfeiture does not occur on death.

  (iii) If the benefit of a participant begins after the participant attains age 65, the defined benefit dollar limitation applicable to the participant at the later age is the annual benefit payable in the form of a straight life annuity beginning at the later age that is actuarially equivalent to the defined benefit dollar limitation applicable to the participant at age 65 (adjusted under (i) above, if required). The actuarial equivalent of the defined benefit dollar limitation applicable at an age after age 65 is determined as (A) the lesser of the actuarial equivalent (at such age) of the defined benefit dollar limitation computed using the interest rate and mortality table (or other tabular factor) specified in Appendix A of the Plan and (B) the actuarial equivalent (at such age) of the defined benefit dollar limitation computed using a 5 percent interest rate assumption and the IRS Mortality Table. In determining actuarial equivalence for this purpose, the accumulation of value after age 65 but prior to the actual commencement of benefits does not reflect the mortality decrement to the extent that the benefit will not be forfeited if the participant dies between age 65 and the date benefits actually commence.


SECTION 2.  DIRECT ROLLOVERS OF PLAN DISTRIBUTIONS

1.   Effective date
     --------------

     This Section shall apply to distributions made after December 31, 2001.

2.   Modification of definition of eligible retirement plan
     ------------------------------------------------------

"For purposes of the direct rollover provisions in Section 11.5 of the Plan, an eligible retirement plan shall also mean an annuity contract described in
Section 403(b) and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or an agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan.
The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Section 414(p) of the Code."

SECTION 3.  DEFINITION OF IRS MORTALITY TABLE

1.  Effective date
    --------------

    This Section shall apply to distributions made after December 30, 2002.

2.  Modification of definition of definition of IRS Mortality Table
    ---------------------------------------------------------------

    "IRS Mortality Table" means the mortality table prescribed by the Secretary of the Treasury under Section 417(e)(3)(A)(ii)(I) of the Code as in effect on the first day of the applicable Stability Period. However, when determining the amount of a Retirement Allowance with an Annuity Starting Date on or after December 31, 2002, the IRS Mortality Table means the mortality table prescribed by Revenue Ruling 2001-62.




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